Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 26, 1996 incorporated by reference in Kimball International, Inc.'s Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
October 21, 1996